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                                                                    EXHIBIT 15.1


September 30, 1997


The Board of Directors
United Stationers Inc.


We are aware of the incorporation by reference in Amendment No. 1 to the Registration Statement (Form S-2) of United Stationers Inc. for the registration of 4,600,000 shares of its common stock of our reports dated April 17, 1997 and July 25, 1997 relating to the unaudited condensed consolidated interim financial statements of United Stationers Inc. that are included in its Forms 10-Q for the quarters ended March 31, 1997 and June 30, 1997.


                                          /s/ Ernst & Young LLP